SCHEDULE 14A

Consent Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ] Preliminary Consent Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Consent Statement

[X] Definitive Additional Materials

[ ] Soliciting Material Under Rule 14a-12

Full House Resorts, Inc.

(Name of Registrant as Specified In Its Charter)

Daniel R. Lee

Ellis Landau

Ray Hemmig

W.H. Baird Garrett

Bradley M. Tirpak

Craig W. Thomas

(Name of Person(s) Filing Consent Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

2

FULL HOUSE RESORTS, INC.

__________________________

SUPPLEMENT TO SOLICITATION STATEMENT

OF

DANIEL R. LEE, ELLIS LANDAU, RAY HEMMIG, W.H. BAIRD GARRETT,

BRADLEY M. TIRPAK AND CRAIG W. THOMAS

_________________________

PLEASE SIGN, DATE AND MAIL THE WHITE REQUEST CARD TODAY

The following supplements the definitive solicitation statement, dated October 28, 2014 (the “Solicitation Statement”), filed with the Securities and Exchange Commission on Schedule 14A by Daniel R. Lee, Ellis Landau, Ray Hemmig, W.H. Baird Garrett, Bradley M. Tirpak and Craig W. Thomas in connection with the solicitation of written requests (the "Solicitation") from the stockholders of Full House Resorts, Inc. (the “Company”) to call a special meeting of the stockholders of the Company.

Except as described in this document, the information provided in the Solicitation Statement continues to apply and this supplement should be read in conjunction with the Solicitation Statement. To the extent the following information differs from, updates or conflicts with information contained in the Solicitation Statement, the supplemental information below is more current. If you need another copy of the Solicitation Statement, please contact Morrow & Co., LLC ("Morrow & Co."), which is assisting with this Solicitation. To contact Morrow & Co., stockholders may call (203) 658-9400 or toll free at (800) 662-5200.

Supplemental Disclosures

The fifth paragraph in the section of the Solicitation Statement entitled “IMPORTANT” should be deemed to be removed and is superseded and replaced in its entirety by the paragraph set forth below:

Although we have 60 days from the date on which the earliest dated consent is delivered to the Company to deliver written requests to call the Special Meeting from the Requisite Owners, we intend to deliver such written requests from the Requisite Owners to the Company on November 25, 2014.